UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2016 (May 5, 2016)

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 210-2786

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2016, Tribune Media Company (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, five proposals were submitted to holders of the Company’s Class A common stock (the “Stockholders”). The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 24, 2016. The final voting results were as follows:

Proposal 1

The Stockholders elected the following Class III directors to serve for a term expiring at the 2019 Annual Meeting. The voting results are set forth below.

	Votes For	Votes Withheld
Bruce A. Karsh	84,422,562	2,019,856
Ross Levinsohn	82,660,459	3,781,959
Peter E. Murphy	81,789,518	4,652,900

Broker Non-Votes for all Class III directors totaled 2,547,809.

Proposal 2

The Stockholders approved the non-binding advisory resolution approving executive compensation. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
74,693,874	11,499,508	249,036	2,547,809

Proposal 3

The Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained
88,809,478	175,470	5,279

Proposal 4

The Stockholders approved the Tribune Media Company 2016 Incentive Compensation Plan. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
79,666,178	6,748,274	27,966	2,547,809

Proposal 5

The Stockholders approved the 2016 Tribune Media Company Stock Compensation Plan for Non-Employee Directors. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
84,441,809	1,974,237	26,372	2,547,809

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2016	Tribune Media Company

	By:	/s/ Edward P. Lazarus
Edward P. Lazarus
Executive Vice President, General Counsel and Corporate Secretary

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